Exhibit 99.1
Contacts:
Investor Relations
Alan Roden
Verint Systems Inc.
(631) 962-9304
alan.roden@verint.com
Press Release
Verint Announces Second Quarter Results
Conference Call to Discuss Selected Financial Information and Outlook to be Held Today at 8:30 a.m.
MELVILLE, N.Y., September 8, 2010 — Verint® Systems Inc. (NASDAQ: VRNT) a global leader in Actionable Intelligence® solutions and value-added services, today announced its second quarter results.
“We are pleased with our strong performance in the second quarter which we believe reflects our leadership position and growth in the actionable intelligence market as well as an improving economic environment. Our non-GAAP operating margin came in strong at 25.6%, ahead of our annual target, reflecting sustained focus on execution in the workforce optimization and security intelligence markets. We look forward to discussing our results and outlook during today’s conference call,” said Dan Bodner, CEO and President of Verint Systems Inc.
Below is selected financial information for the three and six months ended July 31, 2010 and 2009 prepared in accordance with generally accepted accounting principles (“GAAP”) and not prepared in accordance with GAAP (“Non-GAAP”).

	Selected GAAP Information
	Three Months Ended July 31,		Six Months Ended July 31,
(In thousands, except per share data)	2010	2009	2010	2009
Revenue	$180,676	$169,269	$353,289	$344,417

Gross Profit	120,330	110,202	235,136	228,281
Gross Margin	66.6%	65.1%	66.6%	66.3%

Operating Income	23,799	13,709	19,817	49,718
Operating Margin	13.2%	8.1%	5.6%	14.4%

Diluted Net Income (Loss) per Share Attributable to Verint Systems Inc.	$0.23	$(0.06)	$(0.35)	$0.45

	Selected Non-GAAP Information
	Three Months Ended July 31,		Six Months Ended July 31,
	2010	2009	2010	2009
Revenue	$180,676	$169,269	$353,289	$344,417

Gross Profit	123,785	113,735	243,232	234,828
Gross Margin	68.5%	67.2%	68.8%	68.2%

Operating Income	46,323	44,639	88,602	101,808
Operating Margin	25.6%	26.4%	25.1%	29.6%

Diluted Net Income per Share Attributable to Verint Systems Inc.	$0.69	$0.73	$1.25	$1.66

Outlook for the Year Ending January 31, 2011
•	We are updating our revenue outlook from a range of $700 to $715 million to a range of $710 to $720 million.

•	We are updating our target non-GAAP operating margin from a range of 20% to 23% to a range of 22% to 24%.
Conference Call Information
Verint will be conducting a conference call today at 8:30 a.m. to discuss its second quarter results and outlook for the year ending January 31, 2011. An on-line, real-time Web cast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 1-888-277-1184 (United States) and 1-617-597-5360 (international) and the passcode is 18560023. Please dial in 5-10 minutes prior to the scheduled start time.
About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Table 2 as well as “Supplemental Information About Non-GAAP Measures” at the end of this press release. Because we do not predict special items that might occur in the future, and our outlook is developed at a level of detail different than that used to prepare GAAP financial measures, we are not providing a reconciliation to GAAP of our forward-looking financial measures for the year ending January 31, 2011.
About Verint Systems Inc.
Verint® Systems Inc. is a global leader in Actionable Intelligence® solutions and value-added services. Our solutions enable organizations of all sizes to make timely and effective decisions to improve enterprise performance and make the world a safer place. More than 10,000 organizations in over 150 countries—including over 80 percent of the Fortune 100—use Verint solutions to capture, distill, and analyze complex and underused information sources, such as voice, video, and unstructured text. Headquartered in Melville, New York, we support our customers around the globe directly and with an extensive network of selling and support partners. Verint is listed on the NASDAQ Stock Market under the symbol “VRNT.” Visit us at our website www.verint.com.
Cautions About Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management’s expectations that involve a number of risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause actual future results or conditions to differ materially from current expectations include: risks relating to the filing of our SEC reports, including the occurrence of known contingencies or unforeseen events that could delay our future filings, management distractions, and significant expense; risks that our credit rating could be downgraded or placed on a credit watch based on, among other things, our financial results or delays in the filing of our periodic reports; risks associated with being a consolidated, controlled subsidiary of Comverse Technology, Inc. (“Comverse”) and formerly part of Comverse’s consolidated tax group, including risk of any future impact on us resulting from Comverse’s special committee investigation and restatement or related effects, and risks related to our dependence on Comverse to provide us with accurate financial information, including with respect to stock-based compensation expense and net operating loss carryforwards (“NOLs”), for our financial statements; uncertainties regarding the impact of general economic conditions, particularly in information technology spending, on our business; risks that our financial results will cause us not to be compliant with the leverage ratio covenant under our credit facility or that any delays in the filing of future SEC reports could cause us not to be compliant with the financial statement delivery covenant under our credit facility; risks that customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise; risks that we will experience liquidity or working capital issues and related risk that financing sources will be unavailable to us on reasonable terms or at all; uncertainties regarding the future impact on our business of our now concluded internal investigation, restatement, and extended filing delay, including customer, partner, employee, and investor concern, and potential customer and partner transaction deferrals or losses; risks relating to the remediation or inability to adequately remediate material weaknesses in our internal controls over financial reporting and relating to the proper application of highly complex accounting rules and pronouncements in order to produce accurate SEC reports on a timely basis; risks relating to our implementation and maintenance of adequate systems and internal controls for our current and future operations and reporting needs; risks of possible future restatements if the processes used to produce the financial statements contained in our SEC reports are inadequate; risks associated with future regulatory actions or private litigations relating to our internal investigation, restatement, or previous delays in filing required SEC reports; risk that we will be unable maintain our listing on the NASDAQ Global Market; risks associated with Comverse controlling our board of directors and a majority of our common stock (and therefore the results of any significant stockholder vote); risks associated with significant leverage resulting from our current debt position; risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in the business and with respect to introducing quality products which achieve market acceptance; risks created by continued consolidation of competitors or introduction of large competitors in our markets with greater resources than us; risks associated with significant foreign and international operations, including exposure to fluctuations in exchange rates; risks associated with complex and changing local and foreign regulatory environments; risks associated with our ability to recruit and retain qualified personnel in all geographies in which we operate; challenges in accurately forecasting revenue and expenses; risks associated with acquisitions and related system integrations; risks relating to our ability to improve our infrastructure to support growth; risks that our intellectual property rights may not be adequate to protect our business or that others may make claims on our intellectual property or claim infringement on their intellectual property rights; risks associated with a significant amount of our business coming from domestic and foreign government customers; risks that we improperly handle sensitive or confidential information or perception of such mishandling; risks associated with dependence on a limited number of suppliers for certain components of our products; risks that we are unable to maintain and enhance relationships with key resellers, partners, and systems integrators; and risks that use of our tax benefits may be restricted or eliminated in the future. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2010.
VERINT, the VERINT logo, ACTIONABLE INTELLIGENCE, POWERING ACTIONABLE INTELLIGENCE, INTELLIGENCE IN ACTION, ACTIONABLE INTELLIGENCE FOR A SMARTER WORKFORCE, VERINT VERIFIED, WITNESS ACTIONABLE SOLUTIONS, STAR-GATE, RELIANT, VANTAGE, X-TRACT, NEXTIVA, EDGEVR, ULTRA, AUDIOLOG, WITNESS, the WITNESS logo, IMPACT 360, the IMPACT 360 logo, IMPROVE EVERYTHING, EQUALITY, CONTACTSTORE, and CLICK2STAFF are trademarks or registered trademarks of Verint Systems Inc. or its subsidiaries. Other trademarks mentioned are the property of their respective owners.

Table 1
Verint Systems Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2010	2009	2010	2009
Revenue:
Product	$93,103	$88,107	$185,173	$185,178
Service and support	87,573	81,162	168,116	159,239

Total revenue	180,676	169,269	353,289	344,417

Cost of revenue:
Product	31,909	30,900	60,255	62,957
Service and support	26,217	26,190	53,445	49,103
Amortization of acquired technology and backlog	2,220	1,977	4,453	4,076

Total cost of revenue	60,346	59,067	118,153	116,136

Gross profit	120,330	110,202	235,136	228,281

Operating expenses:
Research and development, net	22,049	20,638	48,481	39,539
Selling, general and administrative	69,144	70,258	156,161	127,484
Amortization of other acquired intangible assets	5,338	5,586	10,677	11,516
Restructuring	—	11	—	24

Total operating expenses	96,531	96,493	215,319	178,563

Operating income	23,799	13,709	19,817	49,718

Other income (expense), net
Interest income	117	98	200	245
Interest expense	(5,936)	(6,369)	(11,884)	(12,722)
Other expense, net	(2,448)	(3,106)	(6,146)	(8,069)

Total other expense, net	(8,267)	(9,377)	(17,830)	(20,546)

Income before provision for income taxes	15,532	4,332	1,987	29,172
Provision for income taxes	3,141	2,850	5,212	7,118

Net income (loss)	12,391	1,482	(3,225)	22,054
Net income (loss) attributable to noncontrolling interest	916	(116)	1,508	822

Net income (loss) attributable to Verint Systems Inc.	11,475	1,598	(4,733)	21,232
Dividends on preferred stock	(3,554)	(3,406)	(6,957)	(6,668)

Net income (loss) attributable to Verint Systems Inc. common shares	$7,921	$(1,808)	$(11,690)	$14,564

Net income (loss) per share attributable to Verint Systems Inc.
Basic	$0.24	$(0.06)	$(0.35)	$0.45

Diluted	$0.23	$(0.06)	$(0.35)	$0.45

Weighted-average common shares outstanding
Basic	33,272	32,465	32,972	32,462

Diluted	35,006	32,465	32,972	32,606

Table 2
Verint Systems Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Results
(Unaudited)
(In thousands, except per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2010	2009	2010	2009

Table of Reconciliation from GAAP Gross Profit to Non-GAAP Gross Profit

GAAP gross profit	$120,330	$110,202	$235,136	$228,281
Amortization of acquired technology and backlog	2,220	1,977	4,453	4,076
Stock-based compensation expenses	1,235	1,556	3,643	2,471

Non-GAAP gross profit	$123,785	$113,735	$243,232	$234,828

Table of Reconciliation from GAAP Operating Income to Non-GAAP Operating Income

GAAP operating income	$23,799	$13,709	$19,817	$49,718
Amortization of acquired technology and backlog	2,220	1,977	4,453	4,076
Amortization of other acquired intangible assets	5,338	5,586	10,677	11,516
Restructuring costs	—	9	—	22
Stock-based compensation expenses	8,035	13,138	26,004	19,694
Other adjustments	864	—	1,371	—
Expenses related to our filing delay	6,067	10,220	26,280	16,782

Non-GAAP operating income	$46,323	$44,639	$88,602	$101,808

Table of Reconciliation from GAAP Other Expense, Net to Non-GAAP Other Expense, Net

GAAP other expense, net	$(8,267)	$(9,377)	$(17,830)	$(20,546)
Unrealized gains on derivatives, net	(3,796)	(1,381)	(7,763)	(3,843)

Non-GAAP other expense, net	$(12,063)	$(10,758)	$(25,593)	$(24,389)

Table of Reconciliation from GAAP Provision for Income Taxes to Non-GAAP Provision for Income Taxes

GAAP provision for income taxes	$3,141	$2,850	$5,212	$7,118
Non-cash tax adjustments	(948)	(146)	143	(940)

Non-GAAP provision for income taxes	$2,193	$2,704	$5,355	$6,178

Table of Reconciliation from GAAP Net Income (Loss) Attributable to Verint Systems Inc. Common Shares to Non-GAAP Net Income Attributable to Verint Systems Inc. Common Shares

GAAP net income (loss) attributable to Verint Systems Inc. common shares	$7,921	$(1,808)	$(11,690)	$14,564
Amortization of acquired technology and backlog	2,220	1,977	4,453	4,076
Amortization of other acquired intangible assets	5,338	5,586	10,677	11,516
Restructuring costs	—	9	—	22
Stock-based compensation expenses	8,035	13,138	26,004	19,694
Other adjustments	864	—	1,371	—
Expenses related to our filing delay	6,067	10,220	26,280	16,782
Unrealized gains on derivatives, net	(3,796)	(1,381)	(7,763)	(3,843)
Non-cash tax adjustments	948	146	(143)	940

Non-GAAP net income attributable to Verint Systems Inc. common shares	$27,597	$27,887	$49,189	$63,751

Table Comparing GAAP Diluted Net Income (Loss) Per Share Attributable to Verint Systems Inc. to Non-GAAP Diluted Net Income Per Share Attributable to Verint Systems Inc.

GAAP diluted net income (loss) per share	$0.23	$(0.06)	$(0.35)	$0.45

Non-GAAP diluted net income per share	$0.69	$0.73	$1.25	$1.66

Shares used in computing GAAP diluted net income (loss) per share (in thousands)	35,006	32,465	32,972	32,606

Shares used in computing non-GAAP diluted net income per share (in thousands)	45,178	42,682	45,071	42,346

Table 3
Verint Systems Inc. and Subsidiaries
Segment Revenue
(Unaudited)
(In thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2010	2009	2010	2009
Revenue By Segment
Workforce Optimization Segment	$94,795	$88,289	$191,675	$173,603

Video Intelligence Segment	37,060	40,885	68,605	82,563
Communications Intelligence Segment	48,821	40,095	93,009	88,251

Total Video and Communications Intelligence	85,881	80,980	161,614	170,814

Total Revenue	$180,676	$169,269	$353,289	$344,417

Table 4
Verint Systems Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share data)

	July 31,	January 31,
	2010	2010

Assets
Current Assets:
Cash and cash equivalents	$128,199	$184,335
Restricted cash and bank time deposits	14,893	5,206
Accounts receivable, net	132,553	127,826
Inventories	16,271	14,373
Deferred cost of revenue	8,536	11,232
Prepaid expenses and other current assets	59,263	64,554

Total current assets	359,715	407,526

Property and equipment, net	22,683	24,453
Goodwill	733,046	724,670
Intangible assets, net	164,716	173,833
Capitalized software development costs, net	7,148	8,530
Deferred cost of revenue	25,702	33,019
Other assets	29,134	24,306

Total assets	$1,342,144	$1,396,337

Liabilities, Preferred Stock, and Stockholders’ Equity (Deficit)
Current Liabilities:
Accounts payable	$45,923	$46,570
Accrued expenses and other liabilities	153,311	155,422
Current maturities of long-term debt	—	22,678
Deferred revenue	153,203	183,719
Liabilities to affiliates	1,751	1,709

Total current liabilities	354,188	410,098

Long-term debt	598,234	598,234
Deferred revenue	44,724	51,412
Other liabilities	57,814	65,618

Total liabilities	1,054,960	1,125,362

Preferred Stock — $0.001 par value; authorized 2,500,000 shares. Series A convertible preferred stock; 293,000 shares issued and outstanding; aggregate liquidation preference and redemption value of $332,196 at July 31, 2010.	285,542	285,542

Commitments and Contingencies
Stockholders’ Equity (Deficit):
Common stock — $0.001 par value; authorized 120,000,000 shares. Issued 34,911,000 and 32,687,000 shares, respectively; outstanding 34,651,000 and 32,584,000 shares, as of July 31, 2010 and January 31, 2010, respectively.	35	33
Additional paid-in capital	478,031	451,166
Treasury stock, at cost — 260,000 and 103,000 shares as of July 31, 2010 and January 31, 2010, respectively.	(6,639)	(2,493)
Accumulated deficit	(425,071)	(420,338)
Accumulated other comprehensive loss	(46,432)	(43,134)

Total Verint Systems Inc. stockholders’ deficit	(76)	(14,766)
Noncontrolling interest	1,718	199

Total liabilities stockholders’ equity (deficit)	1,642	(14,567)

Total liabilities, preferred stock, and stockholders’ equity (deficit)	$1,342,144	$1,396,337

Table 5
Verint Systems Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended July 31,
	2010	2009

Cash flows from operating activities:
Net income (loss)	$(3,225)	$22,054
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	23,952	25,507
Stock-based compensation	15,636	15,532
Non-cash losses on derivative financial instruments, net	3,347	7,035
Other non-cash items, net	867	(1,816)

Changes in operating assets and liabilities, net of effects of business combinations:

Accounts receivable	(5,447)	(2,513)
Inventories	(2,124)	3,430
Deferred cost of revenue	9,273	6,165
Accounts payable and accrued expenses	(3,798)	(11,321)
Deferred revenue	(33,273)	(518)
Prepaid expenses and other assets	2,936	(8,759)
Other, net	(2,632)	(2,616)

Net cash provided by operating activities	5,512	52,180

Cash flows from investing activities:
Cash paid for business combination, net of cash acquired, and payments of contingent consideration associated with business combinations in prior periods	(15,292)	(96)
Purchases of property and equipment	(3,550)	(2,019)
Settlements of derivative financial instruments not designated as hedges	(11,997)	(8,261)
Cash paid for capitalized software development costs	(858)	(1,258)
Other investing activities	(9,720)	223

Net cash used in investing activities	(41,417)	(11,411)

Cash flows from financing activities:
Repayments of borrowings and other financing obligations	(22,679)	(5,988)
Proceeds from exercises of stock	11,650	—
Dividends paid to noncontrolling interest	—	(2,142)
Purchases of treasury stock	(4,146)	—
Other financing activities	(3,688)	(202)

Net cash used in financing activities	(18,863)	(8,332)

Effect of exchange rate changes on cash and cash equivalents	(1,368)	5,349

Net increase (decrease) in cash and cash equivalents	(56,136)	37,786
Cash and cash equivalents, beginning of period	184,335	115,928

Cash and cash equivalents, end of period	$128,199	$153,714

Supplemental disclosures of cash flow information:
Cash paid for interest	$10,236	$13,184

Cash paid for income taxes	$3,244	$4,991

Non-cash investing and financing transactions:
Accrued but unpaid purchases of property and equipment	$936	$329

Inventory transfers to property and equipment	$87	$347

Stock options exercised, proceeds received subsequent to period end	$285	$—

Accrued but unpaid debt fees	$310	$—

Supplier financing arrangements	$1,480	$—

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Measures
This press release contains non-GAAP financial measures. Table 2 includes a reconciliation of each non-GAAP financial measure presented in this press release to the most directly comparable GAAP financial measure. Non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to the adjustments made in these non-GAAP financial measures.
We believe that the non-GAAP financial measures we present provide meaningful supplemental information regarding our operating results primarily because they exclude certain non-cash charges or items that we do not believe are reflective of our ongoing operating results when budgeting, planning and forecasting, determining compensation, and when assessing the performance of our business with our individual operating segments or our senior management. We believe that these non-GAAP financial measures also facilitate the comparison by management and investors of results between periods and among our peer companies. However, those companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.
Adjustments to Non-GAAP Measures
Amortization of acquired intangible assets, including acquired technology and backlog. When we acquire an entity, we are required under GAAP to record the fair value of the intangible assets of the acquired entity and amortize them over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology and backlog, from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are non-cash charges. In addition, these amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Thus, we also exclude these amounts to provide better comparability of pre- and post-acquisition operating results.
Restructuring costs. We exclude from our non-GAAP financial measures expense associated with the restructuring of our operations due to internal or external market factors. These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.
Stock-based compensation expenses. We exclude stock-based compensation expenses related to stock options, restricted stock awards, and units and phantom stock from our non-GAAP financial measures. These expenses are excluded from our non-GAAP financial measures because they are primarily non-cash charges. In recent periods we also incurred significant cash-settled stock compensation due to our extended filing delay and restrictions on our ability to issue new shares to our employees.
Other adjustments. We exclude from our non-GAAP financial measures legal and other professional fees associated with acquisitions and certain extraordinary transactions. These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.
Expenses related to our filing delay. We exclude from our non-GAAP financial measures expenses associated with our restatement of previously filed financial statements and our extended filing delay. These expenses included professional fees and related expenses as well as expenses associated with a special cash retention program. These expenses are excluded from our non-GAAP financial measures because we believe that they are not reflective of our ongoing operations.

Unrealized gains on derivatives, net. We exclude from our non-GAAP financial measures unrealized gains on interest rate swaps and foreign currency derivatives. These gains are excluded from our non-GAAP financial measures because they are non-cash gains.
Non-cash tax adjustments. Non-cash tax adjustments represent the difference between the amount of taxes we actually paid and our GAAP tax provision on an annual basis. On a quarterly basis, this adjustment reflects our expected annual effective tax rate on a cash basis.